 EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, is dated as of September 21, 2022 (this “Agreement”), by and among BioCorRx Inc., a Nevada corporation (the “Company”) and, (the “Holder”).

WHEREAS, the Holder is the holder of (i) Exhibit A; and (ii) Exhibit B; describe other securities being exchanged for shares of common stock;

WHEREAS, the Company and Holder have agreed pursuant hereto to an exchange of the Promissory Note owned by the Holder for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the exchange provided for hereby is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. Effective as of the date hereof, the Holder shall exchange the Promissory Note for that number of shares of Common Stock set forth in Schedule A hereto. Holder shall exchange Promissory Note owned by it by surrendering to the Company such Promissory Note (and the corresponding certificates, if any, evidencing the same) (the “Holder Deliveries”). Upon such surrender, the Company shall issue to the Holder the number of shares of Common Stock set forth on Schedule A hereto. Upon surrender of the Holder Deliveries, the Promissory Note owned by the Holder shall be canceled on the books of the Company and all of such Holder’s rights with respect thereto shall automatically cease and terminate, and such Holder, by executing and becoming a party to this Agreement, shall be deemed to have consented to the cancellation of the Promissory Note.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b) all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and

(c) the shares of Common Stock issued in accordance herewith have been duly authorized and validly issued and are fully paid and non-assessable.

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3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

(a) Holder is an individual;

(b) all actions on the part of the Holder necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by the Holder and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(c) Holder is acquiring the shares of Common Stock for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;

(d) Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;

(e) Holder understands that the shares of Common Stock for are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, acknowledgements, and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the shares of Common Stock;

(f) Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the shares of Common Stock; Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein; Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the shares of Common Stock; Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the shares of Common Stock and the transactions contemplated by this Agreement;

(g) Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares of Common Stock or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the shares of Common Stock; and

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(h) Holder understands and acknowledges that, upon its execution of this Agreement, any and all Promissory Note owned by it will be automatically cancelled and any and all Warrants owned by it will be automatically forfeited, in each instance without further action on the part of the Company or Holder except as otherwise set forth herein, and Holder releases the Company from any and all obligations of the Company to Holder under the Promissory owned by it; without limiting the generality of the preceding sentence, such Holder hereby surrenders and waives all rights that it has in respect of all of its Promissory Note and the Warrants.

4. Miscellaneous.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement contain the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto.

(c) Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

BIOCORRX INC.

By:
Name:	Lourdes Felix
Title:	CEO & CFO

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HOLDER:

By:
Name:

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SCHEDULE A

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EXHIBIT A

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EXHIBIT B

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